EXHIBIT 3











                          SERIES A WARRANT AGREEMENT


                          Dated as of January 10, 2003


                                by and between


                               NTL INCORPORATED


                                      and


                  CONTINENTAL STOCK TRANSFER & TRUST COMPANY


                               as Warrant Agent

                          SERIES A WARRANT AGREEMENT

                              TABLE OF CONTENTS1

                                                                            Page

SECTION 1.  Appointment of Warrant Agent......................................2

SECTION 2.  Warrant Certificates..............................................2

SECTION 3.  Issuance of Warrants..............................................2

SECTION 4.  Execution of Warrant Certificates.................................3

SECTION 5.  Registration and Countersignature.................................3

SECTION 6.  Registration of Transfers and Exchanges...........................4

SECTION 7.  Terms of Warrants; Exercise of Warrants...........................4

SECTION 8. Payment of Taxes...................................................6

SECTION 9.  Mutilated or Missing Warrant Certificates.........................7

SECTION 10.  Reservation of Warrant Shares....................................7

SECTION 11.  Obtaining Stock Exchange Listings................................8

SECTION 12.  Adjustment of Exercise Price and Number
                   of Warrant Shares Issuable.................................8
                  (a)      Adjustment for Change in Capital Stock.............8
                  (b)      Adjustment for Rights Issue........................9
                  (c)      Adjustment for Other Distributions................10
                  (d)      Current Market Price..............................11
                  (e)      When De Minimis Adjustment May Be Deferred........12
                  (f)      When No Adjustment Required.......................12
                  (g)      Notice of Adjustment..............................13
                  (h)      Consolidation, Merger, Sale, Recapitalization or
                           Reorganization of the Company.....................13
                  (i)      The Company Determination Final...................19
                  (j)      Warrant Agent's Disclaimer........................19
--------
1 This Table of Contents does not constitute a part of this Warrant Agreement or have any bearing upon the interpretation of any of its terms or provisions.

                                                                           Page

                  (k) When Issuance or Payment May Be Deferred ..............19
                  (l) Adjustment in Number of Shares.........................20
                  (m) Form of Warrants.......................................20

SECTION 13.  No Dilution or Impairment.......................................20

SECTION 14.  Fractional Interests............................................21

SECTION 15.  Notices to Warrant Holders......................................21

SECTION 16.  Merger, Consolidation or Change of Name of Warrant Agent........23

SECTION 17.  Warrant Agent...................................................23

SECTION 18.  Expenses........................................................26

SECTION 19.  Change of Warrant Agent.........................................26

SECTION 20.  Notices to the Company and Warrant Agent........................26

SECTION 21.  Supplements and Amendments......................................27

SECTION 22.  Successors......................................................28

SECTION 24.  Governing Law; Jurisdiction.....................................28

SECTION 25.  Benefits of this Warrant Agreement..............................28

SECTION 26.  Counterparts....................................................28

SECTION 27.  Further Assurances..............................................28

SECTION 28.  Entire Agreement................................................28

EXHIBIT A - Form of Warrant Certificate.....................................A-1
---------

                  SERIES A WARRANT AGREEMENT (this "Warrant Agreement") dated as of January 10, 2003, between NTL INCORPORATED, a Delaware corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York banking corporation, as Warrant Agent (the "Warrant Agent").

                  WHEREAS, pursuant to the terms and conditions of the Second Amended Joint Reorganization Plan Of NTL Incorporated and Certain Subsidiaries, dated July 15, 2002 and confirmed on September 5, 2002, as may be further amended and restated from time to time (the "Plan") relating to the reorganization under Chapter 11 of the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code") of NTL Incorporated, a Delaware corporation ("Old NTL") and certain of its subsidiaries, including the Company, (i) the holders of (a) 13% Senior Redeemable Exchangeable Preferred Stock of Old NTL, (b) 13% Series B Senior Redeemable Exchangeable Preferred Stock of Old NTL, (c) 5% Cumulative Participating Convertible Preferred Stock, Series A (and dividend shares, Series C through Series K) of Old NTL, (d) 5% Cumulative Participating Convertible Preferred Stock, Series B (and dividend shares, Series B-1 through Series B-6) of Old NTL, (e) Cumulative Convertible Preferred Stock, Series A of Old NTL (the Old NTL preferred stock described in clauses (a), (b), (c),
(d) and (e) above, shall be referred to herein as "Old NTL Eligible Preferred Stock"), (f) 6.5% Fixed Coupon Redeemable Preferred Stock, Series A of Old NTL, (g) Variable Coupon Redeemable Preferred Stock, Series A of Old NTL and
(h) common stock of Old NTL ("Old NTL Common Stock"), will receive (subject to allocation pursuant to the Plan), among other consideration, an aggregate number of 8,750,000 of the Series A warrants of the Company hereinafter described (the "Warrants") to purchase shares of common stock, par value $0.01 per share, together with associated preferred stock purchase rights (the "Common Stock"), of the Company (the Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares"); (ii) holders of (a) Old NTL Eligible Preferred Stock and (b) Old NTL Common Stock (and their permitted transferees) were offered (subject to allocation pursuant to the Plan) rights to purchase up to 3,750,000 detachable units (the "Units") composed of one share of Common Stock and one Warrant each pursuant to the Equity Rights Offering conducted pursuant to the Plan; and (iii) holders of
(a) 7% Convertible Subordinated Notes due 2008 issued by NTL Communications Corp. (and a subordinated co-obligation of NTL (Delaware), Inc. and former NTL Incorporated (currently named NTL Europe, Inc.)), (b) 5 3/4% Convertible Subordinated Notes due 2009 issued by NTL (Delaware), Inc. (and a subordinated co-obligation of former NTL Incorporated (currently named NTL Europe, Inc.)) other than France Telecom, and (c) 5 3/4% Convertible Subordinated Notes due 2011 co-issued on a subordinated basis by NTL (Delaware), Inc. and former NTL Incorporated (currently named NTL Europe, Inc.) were offered the right to purchase any Units that were not purchased in the Equity Rights Offering pursuant to the Noteholder Election Option conducted pursuant to the Plan;

                  WHEREAS, a Warrant entitles the holder of the Warrant, upon proper exercise, to receive from the Company, as adjusted as provided herein, one fully paid and nonassessable share of Common Stock at the Exercise Price (as defined herein) and, accordingly, a maximum of 12,500,000 Warrants are being offered pursuant to, and upon the terms and conditions set forth in, the Plan in an offering in reliance on the exemption afforded by section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and of any applicable state securities or "blue sky" laws;

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant certificates and other matters as provided herein; and

                  WHEREAS, for purposes of this Warrant Agreement, "person" shall be interpreted broadly to include an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, trustee, estate, unincorporated organization, government, governmental unit, agency, or political subdivision thereof, or other entity.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                  SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

                  SECTION 2. Warrant Certificates. The certificates evidencing the Warrants to be delivered pursuant to this Warrant Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto ("Warrant Certificates") and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (with execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any exchange, inter-dealer quotation system or regulated quotation service on which the Warrants may be listed or quoted, as the case may be.

                  SECTION 3. Issuance of Warrants. Upon issuance in accordance with Section 5, each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby entitles the holder, upon proper exercise to receive from the Company, as adjusted as provided herein, one fully paid and nonassessable share of Common Stock at the Exercise Price.

                  SECTION 4. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or Vice President and Secretary or an Assistant Secretary under its corporate seal. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. Each such signature upon any Warrant Certificate may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President or Vice President and Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President or Vice President and Secretary or Assistant Secretary at the time of entering into this Warrant Agreement, notwithstanding the fact that at the time any Warrant Certificate shall be countersigned by the Warrant Agent and delivered or disposed of by the Company he shall have ceased to hold such office, so long as, and the Company hereby represents that, under the Company's charter and by-laws, any Warrants or Warrant Shares so issued would be validly issued. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer, so long as, and the Company hereby represents that, under the Company's charter and by-laws, any Warrants or Warrant Shares so issued would be validly issued.

                  Warrant Certificates shall be dated the date of countersignature by the Warrant Agent and shall represent one or more whole Warrants.

                  SECTION 5. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

                  Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, Chief Executive Officer, President, Vice President and Secretary or Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more, nor less, than the number of Warrant Shares referred to above in the second recital hereof (but subject to adjustment as hereinafter provided) and shall countersign and deliver Warrants as otherwise provided in this Warrant Agreement.

                  The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  SECTION 6. Registration of Transfers and Exchanges. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of by the Company in accordance with applicable law.

                  Warrant Certificates may be exchanged at the option of the registered holder(s) thereof, when surrendered to the Warrant Agent at its office during normal business hours for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Company in accordance with applicable law.

                  The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 6, the new Warrant Certificates issued pursuant to the provisions of this Section 6.

                  SECTION 7. Terms of Warrants; Exercise of Warrants. Subject to the terms of this Warrant Agreement, each Warrant holder shall have the right, which may be exercised from the date of original issuance of the Warrant Certificates pursuant to the terms of this Warrant Agreement and prior to 5:00 p.m. New York City Time, on January 10, 2011 (the "Expiration Date"), to exercise each Warrant and receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the aggregate Exercise Price then in effect for such Warrant Shares; provided, however, that if the Company or a holder of Warrants reasonably believes (as evidenced by notice to the Warrant Agent of such belief) that the exercise of any Warrant requires prior compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, any such exercise shall be contingent upon such prior compliance as evidenced by notice from the Company to the Warrant Agent of such compliance. In addition, prior to the delivery of any Warrant Shares that the Company shall be obligated to deliver upon proper exercise of the Warrants, the Company shall comply with all applicable federal and state laws, rules and regulations which require action to be taken by the Company. Each Warrant, when exercised, will, as adjusted as provided herein, entitle the holder thereof to purchase one fully paid and nonassessable share of Common Stock at the Exercise Price. Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease as of such time.

                  A Warrant may be exercised upon surrender to the Company at the principal corporate trust office of the Warrant Agent referred to in
Section 20 (the "Warrant Agent Office") of the Warrant Certificate or Warrant Certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly completed and signed, which signature shall be guaranteed by an "Eligible Guarantor Institution" as defined in Rule 17Ad-15(2) promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and upon payment to the Warrant Agent for the account of the Company of the exercise price of $309.88 (the "Exercise Price"), as adjusted from time to time as herein provided, for each Warrant Share then exercised. Payment of the aggregate Exercise Price for all Warrant Shares being exercised in respect of a Warrant shall be made (a) in United States Dollars or (b) by certified or official bank check for United States Dollars made payable to the order of "NTL Incorporated". In lieu of payment of the aggregate Exercise Price as aforesaid and subject to applicable law, the holder of a Warrant may request the payment by the Company of the "Spread", which shall, subject to Section 14, be delivered by the Company by delivering to such Warrant holder a number of shares of Common Stock equal to (a)(i) the product of (x) the current market price per share of Common Stock (as of the date of receipt of the request to the Company), multiplied by (y) the number of Warrant Shares underlying the Warrants being exercised, minus (ii) the product of (x) the Exercise Price, multiplied by (y) the number of Warrant Shares underlying the Warrants being exercised, divided by (b) the current market price per share of Common Stock (as of the date of receipt of the request to the Company).

                  Subject to the provisions of Section 8, upon such surrender of Warrants and payment of the aggregate Exercise Price, the Company shall issue and cause to be delivered promptly to or upon the written order of the holder and in such name or names, as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 14; provided, however, that if any Fundamental Transaction (as defined in Section 12(h)(1)) is proposed to be effected by the Company or a tender offer or an exchange offer for shares of Common Stock shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 14. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the aggregate Exercise Price. No fractional shares shall be issued upon exercise of any Warrants in accordance with Section 14.

                  The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part (in whole Warrant Shares) and, in the event that a Certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new Certificate evidencing the remaining Warrant or Warrants will be promptly issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this
Section 7 and of Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

                  All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Company in accordance with applicable law. The Warrant Agent shall (x) advise an authorized representative of the Company as directed by the Company at the end of each day on which Warrants were exercised (i) the number of Warrant Shares issued upon exercise of a Warrant, (ii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrant Shares issuable after such exercise of the Warrant and (iii) such other information as the Company shall reasonably require and (y) concurrently pay to the Company all funds received by it in payment of the aggregate Exercise Price. The Warrant Agent shall promptly confirm such information to the Company in writing.

                  The Warrant Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder available for inspection by the holders of the Warrants during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Warrant Agreement as the Warrant Agent may request.

                  SECTION 8. Payment of Taxes. No service charge shall be made to any holder of a Warrant for any exercise, exchange or registration of transfer of Warrant Certificates, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  SECTION 9. Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and such indemnity and security therefor as is customary and reasonably satisfactory to the Company and the Warrant Agent, if requested. Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

                  SECTION 10. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

                  The Company or the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase represented by the Warrants as aforesaid (the "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Agreement on file with the Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Warrant Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 14. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 15.

                  Before taking any action which would cause an adjustment pursuant to Section 12 to reduce the Exercise Price below the then par value per share (if any) of a Warrant Share, the Company will take all corporate action necessary, in the opinion of its counsel (which may be counsel employed by the Company), in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                  The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will be, upon payment of the aggregate Exercise Price and issuance thereof, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                  SECTION 11. Obtaining Stock Exchange Listings. The Company shall also from time to time take all action reasonably necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed or quoted, as the case may be, on the primary exchange, inter-dealer quotation system or regulated quotation service, if any, on which shares of Common Stock are then listed or quoted, subject to the rules and regulations thereof. If the shares of Common Stock are not so listed or quoted, the Company shall not be obligated to obtain or maintain a listing or quotation, as the case may be, of the shares of Common Stock or Warrant Shares on any exchange, inter-dealer quotation system or regulated quotation service.

                  SECTION 12. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12. For purposes of this Section 12, "Common Stock" means the Common Stock and any other stock of the Company, however designated, for which the Warrants may be exercisable from time to time.

                  (a) Adjustment for Change in Capital Stock.

                  If on or after the date of this Warrant Agreement and prior to the Expiration Date, the Company:

                           (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                           (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                           (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                           (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                           (5) issues by reclassification of its Common Stock any shares of its capital stock,

then the Exercise Price and the number and kind of shares of capital stock of the Company issuable upon the exercise of a Warrant shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  If after an adjustment a holder of a Warrant upon exercise may receive shares of two or more classes or series of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes or series of capital stock based on the relative fair market values (determined by the Board of Directors of the Company) of such class or classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class or series of capital stock shall thereafter again be subject to adjustment on the terms applicable to Common Stock in this Section 12.

                  Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) Adjustment for Rights Issue.

                  If on or after the date of this Warrant Agreement and prior to the Expiration Date, the Company distributes any options, warrants or other rights (however classified, except pursuant to its stockholder rights plan) to all holders of its Common Stock entitling them for a period expiring within 45 days after the record date mentioned below to purchase shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock at a price per share (or with an initial conversion, exchange or exercise price) less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the following formula:

                    N x P
             O + ------------
                      M
   E'= E x ---------------------
                   O + N

where:

         E' = the adjusted Exercise Price.

         E = the current Exercise Price.

         O = the number of shares of Common Stock outstanding on the record date.

         N = the number of additional shares of Common Stock offered.

         P = the offering price per share of the additional shares.

         M = the current market price per share of Common Stock on the record date.

                  The adjustment shall be made successively whenever any such options, warrants or other rights (however classified) are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the options, warrants or other rights (however classified). If at the end of the period during which such rights, options or warrants are exercisable, not all options, warrants or other rights (however classified) shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

                  (c) Adjustment for Other Distributions.

                  If on or after the date of this Warrant Agreement and prior to the Expiration Date, the Company distributes to all holders of its Common Stock any of its assets (other than cash dividends or distributions), debt securities, preferred stock or any options, warrants or other rights to purchase debt securities, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the following formula:


               M - F
   E' = E x  ---------
                 M

where:

         E' = the adjusted Exercise Price.

         E  = the current Exercise Price.

         M = the current market price per share of Common Stock on the record date mentioned below.

         F = the fair market value on the record date of the assets, securities, rights or warrants to be distributed in respect of one share of Common Stock. The Board of Directors of the Company shall determine the fair market value.

                  The adjustment shall be made successively whenever any such record date is fixed and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                  This Section 12(c) does not apply to: (i) options, warrants or other rights referred to in Section 12(b); or (ii) a dividend payable in shares of Common Stock referred to in Section 12(a).

                  (d) Current Market Price.

                  All references in Section 12(b) or Section 12(c) and in
Section 7 and Section 14 to "the current market price per share of Common Stock" on any date shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any securities exchange or the Nasdaq National or SmallCap Market, "current market price per share of Common Stock" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc., as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the "current market price per share of Common Stock" shall be the average of the quotations for the last five trading days for which a quotation is available within the last 30 trading days prior to such day. In the event that five such quotations are not available within such 30-trading day period, the Board of Directors of the Company shall be entitled to determine the "current market price per share of Common Stock" on the basis of such quotations or other information as it in good faith considers appropriate (without regard to any illiquidity or minority discounts).

                  (e) When De Minimis Adjustment May Be Deferred.

                  No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least l% in the Exercise Price on the date an adjustment would otherwise be required to be made. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Section 12 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (f) When No Adjustment Required.

                  No adjustment need be made for a transaction referred to in
Section 12(a), Section 12(b) or Section 12(c) if all Warrant holders participate in such transaction on a basis and with notice that the Board of Directors of the Company determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

                  No adjustment need be made for rights to purchase Common Stock purchased at the fair market value thereof (determined by the Board of Directors of the Company) pursuant to any of the Company's plans for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value, or from par value to no par value, or from no par value to par value, of the Common Stock.

                  Notwithstanding any other provision of this Section 12, no adjustment to the Exercise Price shall result in zero or in a negative number or shall reduce the Exercise Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Exercise Price to such par value (unless the Common Stock then has no par value in which case such purported adjustment shall instead reduce the Exercise Price to $0.001 per share).

                  To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  (g) Notice of Adjustment.

                  Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 15.

                  (h) Consolidation, Merger, Sale, Recapitalization or Reorganization of the Company.

                           (1) If on or after the date of this Warrant
         Agreement and prior to the Expiration Date, any transaction or event or series of transactions or events shall occur (including, without limitation, (w) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (x) any consolidation or merger of the Company with or into another person or any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock or a holding company merger in which the ultimate direct or indirect beneficial ownership of the Company is substantially the same immediately after such transaction as it was immediately prior to such transaction), (y) any sale or transfer of all or substantially all of the assets of the Company or (z) any compulsory share exchange pursuant to which either shares of Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of the Company, the holders of Common Stock shall be entitled to receive other securities, cash or other property (each a "Fundamental

         Transaction") and the consideration payable to holders of Common Stock consists solely of cash and/or loan notes ("loan notes") which are capable of repayment at the option of the holder at any time on or after the date of issuance and are settled in cash ("cash consideration") (a "Cash Transaction") the following shall apply:

                                    (i) if the Cash Transaction is entered
                  into or publicly announced on or prior to January 10, 2004 and the amount of cash consideration payable to a holder of one share of Common Stock exceeds $133.49 ("Year 1 Threshold");
                  or

                                    (ii) if the Cash Transaction is entered
                  into or publicly announced on or prior to January 10, 2005 and the amount of cash consideration payable to a holder of one share of Common Stock exceeds $162.09 ("Year 2 Threshold");
                  or

                                    (iii) if the Cash Transaction is entered
                  into or publicly announced on or prior to January 10, 2006 and the amount of cash consideration payable to a holder of one share of Common Stock exceeds $190.70 ("Year 3 Threshold"); and

                                    (iv) the acquiring person (the "Acquiring
                  Person"), or any direct or indirect shareholder that would constitute an affiliate of such Acquiring Person (an "Affiliated Person") is a person that has a class of voting stock, however designated, having ordinary voting power for the election of a majority of the board of directors of a corporation or members of the governing body if other than a corporation, other than stock having voting power only by reason of the happening of a contingency ("Voting Stock"); provided that if there is more than one class of Voting Stock, the class of Voting Stock that for purposes of this Warrant Agreement shall be deemed "Voting Stock" shall be the class of Voting Stock with the highest vote per share for the election of a majority of the board of directors of a corporation or members of the governing body if other than a corporation, that is listed or quoted on any securities exchange, inter- dealer quotation system or regulated quotation system (x) at the time of entering into or public announcement of the Cash Transaction (an "Existing Listing"), or (y) has been admitted for listing or quotation or admitted for listing or quotation subject to official notice of issuance and will be listed or quoted on any securities exchange, inter-dealer quotation system or regulated quotation system upon consummation of the Cash Transaction (a "New Listing"); provided that (A) if each of the Acquiring Person and the Affiliated Person (or if none of such persons) is maintaining an Existing Listing in good standing, or has secured a New Listing effective, upon consummation of the Cash

                  Transaction, for Voting Stock of such person (the "Listed Voting Stock"), the Warrants shall become warrants of the Acquiring Person or (B) if the Acquiring Person is not maintaining an Existing Listing in good standing, or has not secured a New Listing effective, upon consummation of the Cash Transaction, for its Voting Stock, and the Affiliated Person is maintaining an Existing Listing in good standing, or has secured a New Listing effective, upon consummation of the Cash Transaction, for its Voting Stock, the Warrants shall become warrants of the Affiliated Person.

                  If one or more of the criteria set forth in subsections (i),
(ii), and (iii) above is satisfied, the warrants issued by the Acquiring Person or the Affiliated Person, as the case may be, in the Cash Transaction to holders of Warrants shall be referred to as "Acquiror Warrants" and the person issuing the Acquiror Warrants shall be referred to as the "Acquiror".

                  The Acquiror Warrants shall (a) have an expiration date identical to the Expiration Date, (b) have an exercise price equal to the Adjustment Multiple (as hereinafter defined), multiplied by (i) in the event of an Existing Listing, the 25-Day Average Market Price (as defined below) of the Acquiror's Listed Voting Stock determined on the date the Cash Transaction is entered into or publicly announced, whichever is lower or (ii) in the event of a New Listing, the Fifteen-Day Average Market Price (as defined below) of the Acquiror's Listed Voting Stock determined as of the close of trading on the fifteenth consecutive Trading Day post-consummation of the Cash Transaction and (c) be exercisable for a number of shares of the Acquiror's Listed Voting Stock equal to the aggregate Exercise Price of the Warrants divided by the aggregate exercise price of the Acquiror Warrants.

                  In the event of a Cash Transaction, the "Adjustment Multiple" shall equal (i) the Exercise Price, divided by (ii) the cash consideration payable in respect of one share of Common Stock in the Cash Transaction. In the event of a Mixed Consideration Transaction (as defined below) to which this Section 12(h)(1) applies, the "Adjustment Multiple" shall equal (i) the Exercise Price, divided by (ii) the cash consideration payable in respect of one share of Common Stock in the Mixed Consideration Transaction plus (x) the Acquiror's Listed Voting Stock portion of the other consideration offered per share of Common Stock valued based on (1) in the event of an Existing Listing, the 25-Day Average Market Price of the Acquiror's Listed Voting Stock determined on the date the Cash Transaction is entered into or publicly announced, whichever is lower or (2) in the event of a New Listing, the Fifteen-Day Average Market Price of the Acquiror's Listed Voting Stock determined as of the close of trading on the fifteenth consecutive Trading Day post- consummation of the Cash Transaction and (y) the Acquiror's non-Listed Voting Stock portion of the other consideration offered per share of Common Stock as determined by the Board of Directors of the Company. Concurrently with the consummation of the Cash Transaction or the Mixed Consideration Transaction if this Section 12(h)(1) shall apply to the treatment of the Warrants as determined pursuant to Section 12(h)(3), (I) the person formed by or surviving any such Cash Transaction (any such person, the "Cash Transaction Successor"), shall enter into a supplemental warrant agreement providing for adjustment which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 12 and (II) the Cash Transaction Successor shall mail to Warrant holders a notice describing the supplemental warrant agreement.

         If any of the criteria set forth in subsections (i), (ii), and (iii) above are not met and a Cash Transaction is entered into or publicly announced on or prior to January 10, 2006 (the "Non-Qualifying Cash Transaction"), subject to consummation of the Non-Qualifying Cash Transaction, the Exercise Price shall be automatically adjusted in accordance with the following formula:


                             E' =  0.9 x  C


where:

         E'       =        the adjusted Exercise Price.

         C        =        the cash consideration per share of Common Stock
                           payable in the Cash Transaction.


         The Non-Qualifying Cash Transaction shall not be consummated unless and until a notice setting forth such adjustment has been mailed to all registered holders of Warrants (the record date for such mailing shall be two Business Days prior to the first mailing of such adjustment), and a period of at least 20 Business Days (the "20- Business Day Period") has expired from the date of first mailing of such adjustment notice. On the later to occur of (x) the expiration of the 20-Business Day Period and (y) consummation of the Non-Qualifying Cash Transaction, any Warrant not previously exercised shall at such time expire and no longer entitle its holder to exercise such Warrant for Warrant Shares or any other consideration.

         For purposes of this Section 12(h)(1), (v) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally charted banking institutions in New York, New York are not required to be open, (w) "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the current market prices of that security for the twenty-five Trading Days immediately preceding the date of determination, (x) Fifteen-Day Average Market Price" shall mean, for any security, the volume-weighted average of the current market prices of that security for the fifteen Trading Days immediately preceding the date of determination, (y) "the current market price per share of the Acquiror's Listed

Voting Stock" on any date shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded; if the security is not admitted for trading on any securities exchange or the Nasdaq National or SmallCap Market, "current market price per share of the Acquiror's Listed Voting Stock" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc., as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose or as quoted by the National Quotation Bureau Incorporated; in the event that no such quotation is available for such day, the "current market price per share of Common Stock" shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 trading days prior to such day and (z) "Trading Day" shall mean any day on which the securities in question are traded on the New York Stock Exchange or, if such securities are not listed or admitted for trading on the New York Stock Exchange, on the principal securities exchange on which such securities are listed or admitted or, if not listed or admitted for trading on any securities exchange, on the Nasdaq National or SmallCap Market or, if such securities are not quoted thereon, in the applicable securities market in which the securities are traded; provided that any day during which there shall be a halt or suspension of trading or quotations in the securities in question exceeding 15 minutes in the aggregate shall not be considered a Trading Day.

         The Year 1 Threshold, Year 2 Threshold and Year 3 Threshold shall be subject to adjustments provided for in Section 12 as fully as if each such amount were for purposes of this Section 12 considered the "Exercise Price".

                           (2) If on or after the date of this Warrant
         Agreement and prior to the Expiration Date, a Fundamental Transaction is consummated and the consideration payable to holders of Common Stock consists solely of consideration other than cash consideration ("other consideration") (an "Other Transaction"), (a) the Warrants shall automatically become exercisable for the kind and amount of stock, securities or other property or assets (excluding cash consideration, except solely in the case of fractional shares) which the holder of a Warrant would have owned or had the right to acquire immediately after consummation of the Other Transaction if the holder had exercised the Warrant immediately prior to the consummation of the Other Transaction, (b) concurrently with the consummation of the Other Transaction or the Mixed Consideration Transaction if this Section12(h)(2) shall apply to the treatment of the Warrants as determined pursuant to Section 12(h)(3), the person formed by or surviving any such Other Transaction (any such person, the "Other Transaction Successor"), shall enter into a supplemental warrant agreement providing for adjustment which shall be as nearly equivalent as may be practical to the adjustments provided for in this

         Section 12 and (c) the Other Transaction Successor shall mail to Warrant holders a notice describing the supplemental warrant agreement.

                           (3) If on or after the date of this Warrant
         Agreement and prior to the Expiration Date, a Fundamental Transaction is consummated and the consideration payable to holders of Common Stock consists partly of cash consideration and partly of other consideration (a "Mixed Consideration Transaction", which shall include any transaction pursuant to the terms of which a person has the right to elect the cash consideration or other consideration received in such transaction (subject to proration, if applicable)):
         (a) if the cash consideration payable in the Mixed Consideration Transaction, exceeds 90% of the total consideration payable in the Mixed Consideration Transaction, Section 12(h)(1) shall apply to the treatment of the Warrants in such Mixed Consideration Transaction and
         (b) if the cash consideration payable in the Mixed Consideration Transaction is less than or equal to 90% of the total consideration payable in the Mixed Consideration Transaction, Section 12(h)(2) shall apply to the treatment of the Warrants in such Mixed Consideration Transaction. If Section 12(h)(1) applies to the treatment of the Warrants in such Mixed Consideration Transaction, the Year 1 Threshold, Year 2 Threshold and Year 3 Threshold (as may have been previously adjusted pursuant to this Section 12) will be reduced by (x) the Acquiror's Listed Voting Stock portion of other consideration offered per share of Common Stock valued based on (1) in the event of an Existing Listing, the 25-Day Average Market Price of the Acquiror's Listed Voting Stock determined on the date the Cash Transaction is entered into or publicly announced, whichever is lower or (2) in the event of a New Listing, the Fifteen-Day Average Market Price of the Acquiror's Listed Voting Stock determined as of the close of trading on the fifteenth consecutive Trading Day post-consummation of the Cash Transaction and (y) the Acquiror's non-Listed Voting Stock portion of the other consideration offered per share of Common Stock as determined by the Board of Directors of the Company. If Section 12(h)(2) applies to the treatment of the Warrants in such Mixed Consideration Transaction, (a) the Warrants shall automatically become exercisable for the kind and amount of Acquiror's Listed Voting Stock, securities or other property or assets (excluding cash consideration) which the holder of a Warrant would have owned or had the right to acquire immediately after consummation of the Other Transaction if the holder had exercised the Warrant immediately prior to the consummation of the Other Transaction and (b) any cash consideration that such Warrant holder would have been entitled to receive in the Mixed Consideration Transaction will be valued at the amount of such cash and face amount in the case of loan notes and in lieu of payment of such cash consideration, the following form(s) of consideration shall be paid to the Warrant holders on a pro rata basis until the full amount of the portion of the cash consideration that would have otherwise been payable to the Warrant holders in the Mixed Consideration

         Transaction is paid (i) first, in Acquiror's Listed Voting Stock and
         (ii) second, in securities or other property or assets (excluding cash consideration, except solely in the case of fractional shares). If the cash consideration payable in the Mixed Consideration Transaction is not the same for each share of Common Stock in respect of which rights of election are permitted to be exercised either because of persons not electing cash consideration or through the application of proration provisions, if any, or otherwise, then for the purposes of this Section 12(h)(3), the cash consideration payable in the Mixed Consideration Transaction shall be deemed to be the amount so payable upon consummation of the Mixed Consideration Transaction as determined promptly after the expiration of the election period and the application of the proration provisions, if any. Any cash payable as part of or arising out of the Mixed Consideration Transaction relating to (v) any appraisal or other similar proceeding triggered by the Mixed Consideration Transaction,
         (w) any mandatory redemption, put/call, settlement or other similar provision (which shall include any requirement to pay cash into escrow) in any security of the Company or the Acquiror (or any other applicable third party) or any arrangement or understanding involving such parties, (x) any earnout or other similar payments, including contingent value rights, (y) any payments for non-compete, retention or signing bonuses and (z) the Acquiring Person or the Company paying cash for fractional shares of Common Stock, shall not be considered for purposes of this Section 12(h)(3) in determining the percentage of the cash consideration out of the total consideration payable in the Mixed Consideration Transaction.

                           (4) If this Section 12(h) applies, Section 12(a),
         Section 12(b) and Section 12(c) do not apply.

                  (i) The Company Determination Final.

                  Any determination that the Company or the Board of Directors of the Company must make pursuant to this Section 12 is (absent manifest error) conclusive if such determination is made in good faith.

                  (j) Warrant Agent's Disclaimer.

                  The Warrant Agent has no duty to determine when an adjustment under this Section 12 or Section 13 should be made (if at all), how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under
Section 12(h) are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 12 or Section 13.

                  (k) When Issuance or Payment May Be Deferred.

                  In any case in which this Section 12 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 14; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash (if any) upon the occurrence of the event requiring such adjustment.

                  (l) Adjustment in Number of Shares.

                  Upon each adjustment of the Exercise Price pursuant to this
Section 12, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted aggregate Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:


                                       E
                           N' = N x --------
                                       E

where:

         N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted aggregate Exercise Price.

         N = the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the aggregate Exercise Price prior to adjustment.

         E' =  the adjusted Exercise Price.

         E  =  the Exercise Price prior to adjustment.

                  (m) Form of Warrants.

                  Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Agreement.

                  SECTION 13. No Dilution or Impairment. (a) If any event shall occur as to which the provisions of Section 12 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in a manner inconsistent with the essential intent and principles of Section 12, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 12, necessary to preserve, without dilution or impairment, the purchase rights, represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Warrant Agent and the holders of the Warrants and shall make the adjustments described therein. Notwithstanding the foregoing, if any single action would require adjustment of the Exercise Price pursuant to more than one subsection of this
Section 12, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                  (b) The Company will not, by amendment of its charter or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (ii) will not take any action which results in any adjustment of the Exercise Price if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's charter and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Company covered by Section 12(h) shall not be prohibited by or require any adjustment under this Section 13.

                  SECTION 14. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 14, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a Warrant Share and concurrently pay or provide to the Warrant Agent for repayment to the Warrant holder an amount in cash equal to the product of (i) such fraction of a Warrant Share and (ii) the difference of the current market price of a share of Common Stock for the day the Warrant was presented for exercise minus the Exercise Price.

                  SECTION 15. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 12, the Company shall within 25 days thereafter (i) cause to be delivered to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company or other knowledgeable expert selected by the Board of Directors of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted aggregate Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such registered holder's address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 15.

                  In case:

                  (a) the Company shall authorize the issuance to all holders of shares of Common Stock of options, warrants or other rights (howsoever classified) to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                  (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in Section 12(a)); or

                  (c) of any Fundamental Transaction or a tender offer or exchange offer for shares of Common Stock; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) the Company proposes to take any action (other than actions of the character described in Section 12(a)) which would require an adjustment of the Exercise Price pursuant to Section 12;

                  then, in each case, the Company shall cause to be delivered to the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, lease, dissolution, liquidation or winding up, or the vote upon any action.

                  Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

                  SECTION 16. Merger, Consolidation or Change of Name of Warrant Agent. Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any person succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. If, at the time such successor to the Warrant Agent by merger or consolidation succeeds to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if, at that time any of the Warrant Certificates shall not have been countersigned, any such successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates in this Warrant Agreement.

                  SECTION 17. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

                  (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

                  (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement or in the Warrant Certificates to be complied with by the Company.

                  (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Warrant Agreement or any of the terms hereof, unless evidenced by a writing between the Company and the Warrant Agent.

                  (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Warrant Agreement, to reimburse the Warrant Agent for all expenses (including reasonable counsel fees), taxes (including withholding taxes) and governmental charges and other charges of any kind and nature actually incurred by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Warrant Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Warrant Agreement except as a result of its gross negligence, bad faith or willful misconduct.

                  (f) The Warrant Agent, shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

                  (g) Except as required by applicable law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Warrant Agreement, except for its own gross negligence, bad faith or willful misconduct; provided that in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Warrant Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

                  SECTION 18. Expenses. All expenses incident to the Company's performance of or compliance with this Warrant Agreement will be borne by the Company, including without limitation: (i) all expenses of printing Warrant Certificates; (ii) messenger and delivery services and telephone calls; (iii) all fees and disbursements of counsel for the Company; (iv) all fees and disbursements of independent certified public accountants or knowledgeable experts selected by the Company; and (v) the Company's internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties).

                  SECTION 19. Change of Warrant Agent. If the Warrant Agent shall become incapable of acting as Warrant Agent or shall resign as provided below, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The registered holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent for cause and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment, the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

                  The Warrant Agent may resign at any time and be discharged from the obligations hereby created by so notifying the Company in writing at least 30 days in advance of the proposed effective date of its resignation. If no successor Warrant Agent accepts the engagement hereunder by such time, the Company shall act as Warrant Agent.

                  SECTION 20. Notices to the Company and Warrant Agent. Any notice or demand authorized or permitted by this Warrant Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                           NTL Incorporated
                           110 East 59th Street
                           26th Floor
                           New York, New York 10022
                           Telephone No.: (212) 906-8440
                           Facsimile No.: (212) 906-8497
                           Attention:  Richard J. Lubasch, Esq.


                  with a copy to (which shall not constitute notice to the Company):

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Facsimile No.: (212) 735-2000
                           Attention:  Thomas H. Kennedy, Esq.

                  Any notice pursuant to this Warrant Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent at the Warrant Agent Office as follows:

                           Continental Stock Transfer & Trust Company
                           17 Battery Place
                           New York, New York 10004
                           Attention:  Compliance Department

                  SECTION 21. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates. Any amendment or supplement to this Warrant Agreement that has an adverse effect on the interests of holders shall require the written consent of registered holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its controlled affiliates). The consent of each holder of a Warrant affected shall be required for any amendment of this Warrant Agreement pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased.

                  SECTION 22. Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 23. Termination. This Warrant Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date. Notwithstanding the foregoing, this Warrant Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised. The provisions of Section 17 shall survive such termination.

                  SECTION 24. Governing Law; Jurisdiction. This Warrant Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the internal laws of said State. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Warrant Agreement.

                  SECTION 25. Benefits of this Warrant Agreement. Nothing in this Warrant Agreement shall be construed to give to any person other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Warrant Agreement; but this Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

                  SECTION 26. Counterparts. This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  SECTION 27. Further Assurances. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Warrant Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

                  SECTION 28. Entire Agreement. This Warrant Agreement and the Warrant Certificate constitute the entire agreement of the Company, the Warrant Agent and the registered holders of the Warrant Certificates with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the registered holders of the Warrant Certificates with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.


                                      NTL INCORPORATED, as the Company

                                          /s/ Richard J. Lubasch
                                      By:--------------------------
                                           Name:  Richard J. Lubasch
                                           Title: Executive Vice President,
                                                  General Counsel and
                                                  Secretary



                                      CONTINENTAL STOCK TRANSFER & TRUST
                                      COMPANY, as Warrant Agent

                                         /s/ William F. Seegraber
                                      By:--------------------------
                                           Name: William F. Seegraber
                                           Title:Vice President

                                                                     EXHIBIT A

                          Form of Warrant Certificate
                         [Face of Warrant Certificate]

           EXERCISABLE ON OR AFTER THE DATE OF THIS CERTIFICATE AND
        PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 10, 2011 AND
                  ONLY IF COUNTERSIGNED BY THE WARRANT AGENT

                               NTL INCORPORATED
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

No. NIW _____                  CUSIP No. 62940M 13 8       __________ Warrants

                               SERIES A WARRANTS

     This certifies that __________________________, or registered assigns, is the registered holder of ____________ Series A warrants (the "Warrants"), to purchase shares of common stock, par value $0.01 per share, together with associated preferred stock purchase rights (the "Common Stock"), of NTL Incorporated, a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise at any time on or after the date of this Warrant Certificate and prior to 5:00 p.m., New York City Time, on January 10, 2011 to receive from the Company one fully paid and nonassessable share of Common Stock (each a "Warrant Share") for each Warrant at the initial exercise price (the "Exercise Price") of $309.88 per share payable (i) in United States dollars or
(ii) by certified or official bank check for United States Dollars made payable to the order of "NTL Incorporated". In lieu of payment of the aggregate Exercise Price as aforesaid and subject to applicable law, the holder of a Warrant may request the payment by the Company of the "Spread", which shall, subject to
Section 14 of the Series A Warrant Agreement, dated as of January 10, 2003, by and between the Company and Continental Stock Transfer & Trust Company, as
Warrant Agent (the "Warrant Agreement"), be delivered by the Company by delivering to such Warrant holder a number of shares of Common Stock equal to
(a)(i) the product of (x) the current market price per share of Common Stock (as of the date of receipt of the request to the Company), multiplied by (y) the number of Warrant Shares underlying the Warrants being exercised, minus (ii) the product of (x) the Exercise Price, multiplied by (y) the number of Warrant Shares underlying the Warrants being exercised, divided by (b) the current market price per share of Common Stock (as of the date of receipt of the request to the Company). The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. No Warrant may be exercised after 5:00 p.m., New York City Time, on January 10, 2011, and to the extent not exercised by such time such Warrants shall become void. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. Reference is made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

         IN WITNESS WHEREOF, NTL Incorporated has caused this Warrant Certificate to be signed by the undersigned President and the undersigned Secretary of the Company and has caused its corporate seal to be imprinted hereon.

Dated:
NTL INCORPORATED
[Corporate Seal]

By:
----------------------------------              -------------------------------
President                                       Secretary

Countersigned:                                                   (seal)
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
JERSEY CITY, NJ
TRANSFER AGENT AND REGISTRAR

By:
----------------------------------
Authorized Officer

                       [Reverse of Warrant Certificate]

                      NTL INCORPORATED (SERIES A WARRANT)

                  By accepting a Warrant Certificate, each holder shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Secretary of the Company) and any amendments thereto as fully and effectively as if such holder had signed the same.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants by the Company expiring at 5:00 p.m., New York City Time, on January 10, 2011, entitling the holder upon proper exercise to receive shares of Common Stock and are issued or to be issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  The holder of the Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth below on this Warrant Certificate properly completed and executed, together with payment of the aggregate Exercise Price in accordance with the provisions set forth on the face of this Warrant Certificate. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

                  The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant, in each case, set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant may be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value in lieu thereof determined as provided in the Warrant Agreement.

                  Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                  Upon due presentation for registration of transfer of this Warrant Certificate at the principal corporate trust office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                  The Warrant Agreement permits, with certain exceptions therein provided, the supplementing or amendment thereof at any time by the Company and the Warrant Agent with the written consent of registered holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its controlled affiliates). Any such consent by or on behalf of a holder of a Warrant shall be conclusive and binding upon such holder and upon all future holders of this Warrant and any Warrant issued upon the registration of transfer thereof or in exchange thereof whether or not notation of such consent is made upon such Warrant or any other Warrant.

                  THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE ACCOMPANIED BY CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BY AND BETWEEN THE COMPANY AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY (THE "RIGHTS AGENT"), DATED AS OF JANUARY 10, 2003 (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. THE COMPANY WILL MAIL TO THE HOLDER OF THIS WARRANT CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR TO THE SECRETARY OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

                              Form of Assignment

                 [Form of Assignment to be Executed if Holder
                Desires to Transfer Warrants Evidenced Hereby]

                                  ASSIGNMENT
     (To Be Executed by the Registered Holder in Order to Assign Warrants)

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto ------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

------------------------------------------------------------------------
 (PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
________________________________________________________________ Attorney to
transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:__________, ____     ________________________________________________
                                             Signature(s)*

                           ------------------------------------------------

                           ------------------------------------------------
                           (Social Security or Taxpayer Identification Number)




---------------------
Signature(s) Guaranteed*

                         Form of Election to Purchase
                   [To Be Executed Upon Exercise Of Warrant]

                              NOTICE OF EXERCISE
    (To Be Executed by the Registered Holder in Order to Exercise Warrants)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock and herewith tenders payment for such shares to the order of NTL Incorporated in the amount of $309.88 per share of Common Stock (subject to adjustment) in accordance with the terms of the Warrant Agreement, in cash or by certified or official bank check made payable to the order of the Company.


                         REQUEST FOR PAYMENT OF SPREAD

     o Please check if the undersigned, in lieu of tendering the cash payment, as aforesaid, hereby requests the payment of the "Spread" within the meaning of Section 7 of the Warrant Agreement.
------------------------------------------------------------------------

                  The undersigned requests that a certificate for such shares be registered in the name of:
------------------------------------------------------------------------
                                       PLEASE INSERT SOCIAL SECURITY
                                       OR OTHER IDENTIFYING NUMBER
and be delivered to:  _______________________________________________________
            (PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE)

________________________________________________________________________
and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

------------------------------------------------------------------------
                                      (PLEASE PRINT OR TYPE ADDRESS)

Dated:__________, ____      ________________________________________________
                                               Signature(s)*

                            ------------------------------------------------

                            ------------------------------------------------
                           (Social Security or Taxpayer Identification Number)


---------------------
Signature(s) Guaranteed*

* THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BEAR A SIGNATURE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" AS DEFINED IN RULE 17Ad-15(2) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.